Digirad Corporation S-4

Exhibit 21.1

Subsidiaries of Registrant

Name: Digirad Health, Inc.

State of Incorporation: Delaware

Name: Digirad Imaging Solutions, Inc.

State of Incorporation: Delaware

Name: MD Office Solutions

State of Incorporation: California

Name: Project Rendezvous Holding Corporation

State of Incorporation: Delaware

Name: Project Rendezvous Acquisition Corporation

State of Incorporation: Delaware

Name: DMS Health Technologies, Inc.

State of Incorporation: North Dakota

Name: DMS Imaging, Inc.

State of Incorporation: North Dakota

Name: DMS Health Technologies - Canada, Inc.

State of Incorporation: North Dakota

Name: Star Real Estate Holdings USA, Inc.

State of Incorporation: Delaware

Name: 56 Mechanic Falls Road, LLC

State of Formation: Delaware

Name: 300 Park Street, LLC

State of Formation: Delaware

Name: 947 Waterford Road, LLC

State of Formation: Delaware

Name: Star Procurement, LLC (50% owned by Registrant)

State of Formation: Delaware

Name: Digirad Diagnostic Imaging, Inc.

State of Formation: Delaware